EXHIBIT 23.1


                         Independent Auditors' Consent


The Board of Directors
Laboratory Corporation of America Holdings:

We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


Raleigh, North Carolina
April 10, 1997

/s/  KPMG Peat Marwick LLP